UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 14, 2026
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The 2026 annual meeting of stockholders of Extra Space Storage Inc. (the “Company”) was held on May 14, 2026. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results.

Proposal 1. The election of 10 members of the Company’s board of directors for terms expiring at the 2027 annual meeting of stockholders and until their successors are duly elected and qualify.

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
1. Kenneth M. Woolley	184,774,472	6,283,927	68,691	8,412,000
2. Joseph D. Margolis	190,559,989	533,701	33,400	8,412,000
3. Mark G. Barberio	184,735,207	6,241,600	150,283	8,412,000
4. Joseph J. Bonner	189,233,791	1,398,341	494,958	8,412,000
5. Gary L. Crittenden	189,035,492	2,059,318	32,280	8,412,000
6. Susan Harnett	188,917,055	1,714,170	495,865	8,412,000
7. Crystal Call Maggelet	190,503,638	591,408	32,044	8,412,000
8. R.J. Pittman	190,490,725	598,840	37,525	8,412,000
9. Joseph V. Saffire	190,524,767	563,022	39,301	8,412,000
10. Julia Vander Ploeg	187,057,113	4,034,462	35,515	8,412,000

Proposal 2. The ratification of the Audit Committee's selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
189,315,222	10,151,639	72,229	—

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
176,329,146	12,764,521	2,033,423	8,412,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	May 15, 2026	By	/s/ Jeff Norman
			Name:	Jeff Norman
			Title:	Executive Vice President and Chief Financial Officer